Exhibit 99.1

Note: Guidance for the June quarter 2012 in this investor update excludes special items and mark to market adjustments on out of period fuel hedges unless noted. For more information and reconciliations to projected GAAP results, see page 3 of this investor update.

Overall Commentary

•	Delta expects to generate an operating margin of 8 to 10% for the June quarter. This result represents an improvement over the prior year’s 6.9% operating margin on a comparable basis.
•	On a GAAP basis (which includes $800 million of mark to market adjustments on out of period hedges and $170 million of special items detailed below), Delta’s June 2012 quarter operating margin is expected to be approximately -1%.

•	June month and second quarter unit revenues are forecast to improve by 8% versus the comparable period in the prior year, as the company continues to see strength from corporate revenues, investments in its product and network, and the benefit of capacity discipline. Strong performance in New York from Delta’s expansion at LaGuardia is contributing to this result.

•	Based on the June 22nd forward curve, Delta is projecting a June quarter economic fuel price of $3.37 per gallon, which is higher than previous guidance due to hedge losses that settled in May and June. Delta expects to participate meaningfully in the market decline of fuel prices for the second half of 2012.
•	On a GAAP basis (which includes mark to market adjustments on out of period hedges), Delta’s June 2012 quarter fuel price is expected to be $4.20.

Guidance

June Quarter 2012
Operating margin	8 – 10%
Cargo and other revenue	$1.2 - 1.3 billion

Fuel price per gallon	$3.37

Profit sharing expense	$125 - 150 million

Non-operating expense	$300 million

Capital expenditures	$600 – 650 million

June Quarter 2012 vs. June Quarter 2011

Passenger unit revenue	Up 8%

Consolidated CASM, excluding fuel, profit sharing expense, and special items	Up 3 - 4%

System capacity	Down 1 - 2%
Domestic	Down 1 - 2%
International	Down 1 - 2%

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Fuel – as of June 22nd forward curve

•	For the June 2012 quarter, Delta is forecasting an economic fuel price of $3.37 per gallon versus guidance of $3.28 per gallon given in April. While previous guidance contemplated a sizable hedge gain, the company now expects to realize a $155 million loss for fuel hedges settling during the June quarter.

•	The rapid decline in fuel prices resulted in a significant change in value for Delta's open fuel hedges, which run through 2013. In its June quarter results, the company expects to record an estimated $800 million primarily non-cash, mark to market adjustment on fuel hedges settling outside of the period, which includes the reversal of prior period gains.

•	Delta expects to participate meaningfully in the fuel price decline for the second half of 2012. The table below illustrates Delta's expected realized fuel prices for the remaining quarters of the year:

	3Q12	4Q12	2012
Forecast economic fuel price	$ 2.96	$ 2.84	$ 3.11
Note: fuel prices exclude the expected benefit of Delta’s Trainer refinery acquisition

Liquidity

•	Delta expects to end the June quarter with $5.3 billion in unrestricted liquidity, including $1.8 billion of undrawn revolving credit facilities. The reduction from prior guidance is due to fuel hedge margin posted with counterparties.

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $230 million of ancillary business expense in the June quarter. The revenue associated with these ancillary businesses is included in Cargo and other revenue guidance.

Taxes

•	Income tax expense for the quarter is estimated at $5 million.

Special items

•	In addition to the mark to market adjustments on fuel hedges, Delta expects to record approximately $170 million in special charges primarily relating to its previously announced voluntary retirement and severance programs.

Share count

•	Delta expects approximately 850 million diluted weighted average shares and approximately 845 million basic weighted average shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 26, 2012, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information that is derived from its Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Special Items. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Special items include restructuring and other items and mark-to-market ("MTM") adjustments for fuel hedges recorded in periods other than the settlement period ("MTM Adjustments").

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM"). In addition to the special items described above, we exclude the following items from consolidated CASM:

•	Aircraft fuel and related taxes. Management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.
•	Ancillary businesses. Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.
•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry and our prior year results.
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	(Projected)	(Actual)
	Three Months Ended June 30,
	2012	2011
Operating margin	-2% to 0%	5.3%
Items excluded:
MTM adjustments	8%	—%
Restructuring and other items	2%	1.6%
Operating margin excluding special items	8% to 10%	6.9%

(Projected)
Three Months Ended June 30,
Consolidated:	2012
Average price per fuel gallon (1)	$4.20
MTM Adjustments	(0.83)
Average price per fuel gallon, adjusted	$3.37

(1) Includes fuel expense incurred under contract carrier arrangements and the impact of fuel hedge activity.

(Projected)
% Change
Three Months Ended
June 30, 2012 vs. 2011
CASM	14% to 15%
Items excluded:
MTM adjustments	(8)%
Ancillary businesses	—%
Restructuring and other items	—%
Profit sharing	(2)%
Aircraft fuel and related taxes	(1)%
CASM-Ex	3% to 4%